As filed with the Securities and Exchange Commission on July 13, 2023

Registration No. 333-260221

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8/A REGISTRATION STATEMENT NO. 333-260221
UNDER THE SECURITIES ACT OF 1933

Charah Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	82-4228671
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12601 Plantside Dr. Louisville, KY	40299
(Address of Principal Executive Offices)	(Zip Code)

Charah Solutions, Inc. 2018 Omnibus Incentive Plan
(Full title of the plan)

Jonathan T. Batarseh
President and Chief Executive Officer
12601 Plantside Dr.
Louisville, KY 40299
(Name and address of agent for service)

(502) 245-1353
(Telephone number, including area code, of agent for service)

Copies to:

Steve Brehm
Vice President of Legal Affairs and Secretary
12601 Plantside Dr.
Louisville, KY 40299

and

Kimberly J. Pustulka
Benjamin L. Stulberg
901 Lakeside Avenue
Cleveland, Ohio 44114
Tel.: 216-586-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

Charah Solutions, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment”) to deregister any and all securities (including plan interests) that remain unissued or unsold under the Registrant’s Registration Statement on Form S-8 (No. 333-260221) (the “Registration Statement”) relating specifically to the Charah Solutions, Inc. 2018 Omnibus Incentive Plan (the “Plan”). The Registration Statement registered 2,000,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), on October 13, 2021 for a total number of 5,006,582 authorized shares for the Plan, plus an indeterminate amount of plan interests, to be offered and sold pursuant to the Plan. The offering pursuant to the Plan has concluded and, accordingly, this Post-Effective Amendment to the Registration Statement is being filed in order to deregister all securities specifically attributable to the Plan that were registered under the Registration Statement and remain unissued or unsold under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of  Redwood City, State of California, on July 13, 2023.

CHARAH SOLUTIONS, INC.

By:	/s/ Sara Graziano
Name: Sara Graziano
Title: President

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Date: July 13, 2023	/s/ Sara Graziano
Sara Graziano
President
(Principal Executive Officer)

Date: July 13, 2023	/s/ Christopher Smith
Christopher Smith
Secretary and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

Date: July 13, 2023	/s/ Sara Graziano
Sara Graziano
Director

Date: July 13, 2023	/s/ Christopher Smith
Christopher Smith
Director

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan referenced herein) have duly caused this Post-Effective Amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on July 13, 2023.

CHARAH SOLUTIONS, INC. 2018 OMNIBUS INCENTIVE PLAN

By:	/s/ Christopher Smith
Name: Christopher Smith
Title: Secretary and Treasurer